CUSIP 55262N AK2                         Exhibit 20. 10
                ----------------                         --------------

             FORM OF MONTHLY CERTIFICATEHOLDERS' STATEMENT



                     MBNA AMERICA BANK, N.A.

             --------------------------------------------

             MBNA MASTER CREDIT CARD TRUST SERIES 1994-2
             --------------------------------------------

           Under Section 5.02 of the Pooling and Servicing Agreement dated as of September 25, 1991 and the Series 1994-2 Supplement dated as of May 26, 1994 (collectively, the "pooling and Servicing Agreement") by and between MBNA America Bank, National Association ("MBNA") and Bankers Trust Company, as trustee (the "Trustee"), MBNA, as Servicer, is required to prepare certain information each month regarding current distributions to Series 1994-2 Certificateholders and the performance of the MBNA Master Credit Card Trust (the "Trust") during the previous month.
The information which is required to be prepared with respect to the Distribution Date of June 17, 1996 and with respect to the performance of the Trust during the month of May, 1996 is set forth below.
Certain of the information is presented on the basis of an original principal amount of $1,000 per Series 1994-2
Certificate (a "Certificate"). Certain other information is presented based on the aggregate amounts for the Trust as a whole. Capitalized terms used in this statement have their respective meanings set forth in the Pooling and Servicing Agreement.


A.  Information Regarding the Current Monthly
    Distribution (Stated on the Basis of
    $1,000 Original Certificate Principal Amount).


    1. The total amount of the distribution
       to Certificateholders on the Distribution
       Date, per $1,000 original
       certificate principal amount . . . .             $         5.176875
                                                         -----------------

    2.  The amount of the distribution set
        forth in paragraph 1 above in
        respect of interest on the Certifi-
        cates, per $1,000 original
        certificate principal amount . . . .            $         5.176875
                                                         -----------------
                                                         01:29:38 PM
    3.  The amount of the distribution set
        forth in paragraph 1 above in
        respect of principal of the Cer-
        tificates, per $1,000 original
        certificate principal amount  . . .             $         0.000000
                                                         -----------------

B.  Information Regarding the Performance of the Trust.

    1.  Collection of Principal Receivables.

        The aggregate amount of Collections
        on Principal Receivables processed
        during the preceding Monthly Period
        which were allocated in respect
        of the Certificates . . . . . . . .             $    85,146,199.39
                                                         -----------------
    2.  The Economic Pay Out Amount, if any,
        distributable with respect to the
        Certificates in connection with the
        Economic Pay Out Event occurring in
        the preceding Monthly Period . . . .            $             0.00
                                                         -----------------

    3.  Principal Receivables in the Trust.


        (a)  The aggregate amount of Principal
             Receivables in the Trust as of the
             end on the last day of the preceding
             Monthly Period (which reflects the
             Principal Receivables represented by the
             Seller Interest and by the
             Aggregate Investor Interest) . . . . .     $ 9,435,602,210.51
                                                         -----------------

        (b)  The amount of Principal Re-
             ceivables in the Trust represented
             by the Investor Interest of Series
             1994-2 as of the last day of the
             preceding Monthly Period (the
             last day of the month) . . . .             $   900,000,000.00
                                                         -----------------

        (c)  The Investor Interest of Series
             1994-2 set forth in paragraph
             3(b) above as a percentage of
             the aggregate amount of Prin-
             cipal Receivables set forth
             in paragraph 3(a) above . . . . .                       9.54%
                                                                   -------


    1994-2                              C-2              01:29:39 PM






    4.  Delinquent Balances.

        The aggregate amount of outstand-
        ing balances in the Accounts which
        were delinquent as of the end of the
        day on the last day of the preceding
        Monthly Period:

                                              Percentage     Aggregate
                                               of Total       Account
                                             Receivables      Balance
                                               -------        -------

        (a)  35 - 64 days: . . . . . . . . .    1.84%      $176,161,489.04
                                                ------   -----------------
        (b)  65 - 94 days: . . . . . . . . .    0.75%        71,595,807.34
                                                ------   -----------------
        (c)  95 - 124 days:  . . . . . . . .    0.54%        52,087,937.02
                                                ------   -----------------
        (d)  125 -  154 days:  . . . . . . .    0.43%        41,343,066.50
                                                ------   -----------------
        (e)  155 or more days: . . . . . . .    0.64%        61,841,780.81
                                                ------   -----------------



                                       Total    4.20%      $403,030,080.71
                                                ------   -----------------



    5.  Investor Default Amount.

        The aggregate amount of all de-
        faulted Principal Receivables
        written off as uncollectible dur-
        ing the preceding Monthly Period
        allocable to the Investor
        Interest for Series 1994-2 (the "Aggre-
        gate Investor Default Amount") . . .            $     2,824,505.40
                                                         -----------------

    6.  Investor Charge Offs.

        (a)  The excess of the Aggregate Inves-
             tor Default Amount set forth in
             paragraph 5 above, over the
             amount of the withdrawals from
             the Cash Collateral Account made
             to reimburse the Trust for such
             amount written off and reductions to
             the Enhancement Invested Amount,
             if any (an "Investor Charge
             Off")                                      $             0.00
                                                         -----------------
    1994-2                          C-3                  01:29:39 PM



        (b)  The amount of the Investor
             Charge Offs set forth in para-
             graph 6(a) above, per $1,000
             original certificate princi-
             pal amount (which will have
             the effect of reducing, pro
             rata, the amount of each
             Certificateholders' invest-
             ment) . . . . . . . . . . . . .            $             0.00
                                                         -----------------

        (c)  The aggregate amount of
             Investor Charge Offs reimbursed
             on the Transfer Date immediately
             preceding such Distribution
             Date . . . . . . . . . . . . .             $             0.00
                                                         -----------------

        (d)  The amount of the reimbursed
             Investor Charge Offs set forth
             in paragraph 6(c) above, per
             $1,000 original certificate
             principal amount . . . . . . .             $             0.00
                                                         -----------------


    7.  Investor Servicing Fee.

        The amount of the Investor Monthly
        Servicing Fee payable by the Trust
        to the Servicer for the preceding
        Monthly Period . . . . . . . . . . .            $     1,875,000.00
                                                         -----------------

    8.  Available Cash Collateral Amount.

        The amount available to be withdrawn
        from the Cash Collateral Account as of
        the close of business on
        June 14, 1996 (the "Transfer
        Date"), after giving effect to all
        withdrawals, deposits and payments to
        be made in respect of the preced-
        ing month . . . . . . . . . . . . .             $    94,500,000.00
                                                         -----------------

    9.  The Required Cash Collateral Amount on
        the Transfer Date . . . . . . . . .             $    94,500,000.00
                                                         -----------------

    10. Enhancement Invested Amount . . . .             $            0.00
                                                         -----------------

    1994-2                            C-4                01:29:39 PM


    11. Deficit Controlled Amortization
        Amount.

        With respect to the next succeed-
        ing Monthly Period, the amount,
        if any, by which the Controlled
        Distribution Amount exceeds
        the Monthly Total Percentage
        Allocation, determined as of the
        last day of the preceding month . .             $             0.00
                                                         -----------------

    12. Collection of Finance Charge Receivables.

        The aggregate amount of Collections on
        Finance Charge Receivables and Annual
        Membership Fees processed during the
        preceding Monthly Period which were
        allocated in respect of the Certificates       $    13,714,623.25
                                                         -----------------
    13. Portfolio Yield.

        The Portfolio Yield for the preceding
        Monthly Period . . . . . . . . .                 14.52%
                                                         -------
C.  The Pool Factor.

        The Pool Factor for the preceding
        Record Date (which represents the
        ratio of the amount of the Inves-
        tor Interest for Series 1994-2 as
        of such Record Date (adjusted after
        taking into account any reduction
        in the Investor Interest which will
        occur on the following Distribution
        Date) to the Initial Investor Inter-
        est for Series 1994-2).  The amount of
        a Certificateholder's pro rata share
        of the Investor Interest for Series
        1994-2 can be determined by
        multiplying the original denomination
        of the Certificateholder's
        Certificate by the Pool Factor . . . . .         1.0000000
                                                         ---------
D.  LIBOR.

        LIBOR for the Interest Period ending on the
        Distribution Date specified above . . . .        5.4375%
                                                         -------

                          MBNA AMERICA BANK, NATIONAL ASSOCIATION
                          Servicer



                      By: Marguerite M. Boylan
                      _______________________________
                          Marguerite M. Boylan
                          Vice President

    1994-2                               C-5             01:29:39 PM